© 2023 Wells Fargo Bank, N.A. All rights reserved. 4Q22 Financial Results January 13, 2023 Exhibit 99.3

24Q22 Financial Results • Helped customers avoid overdraft fees and meet short-term cash needs: – Eliminated non-sufficient fund (NSF) fees – Eliminated transfer fees for customers enrolled in overdraft protection – Established Extra Day Grace Period which has helped ~3.4 million customers avoid overdraft fees by providing consumer customers an extra business day to cure negative balances and avoid overdraft fees – Rolled-out Early Pay Day, which provides consumer customers who receive eligible direct deposits the ability to access funds up to two days earlier – Launched Flex Loan, a digital only, small dollar, short-term credit product – Over 1.7 million Clear Access BankingSM accounts, our checking account with no overdraft fees • Banking Inclusion Initiative: Launched first 5 HOPE Inside Centers in Oakland, Houston, Greater Atlanta, Phoenix and Los Angeles as part of our work to introduce HOPE Inside Centers in 20 markets by the end of 2023, and redesign 100 branches in low‑ to moderate‑income neighborhoods across the nation • Helped over 244,000 homeowners with new loans to either purchase a home or refinance an existing mortgage • $3.5 billion in new commitments (including forward commitments) for affordable housing under the Government-sponsored enterprise (GSE) and Federal Housing Administration (FHA) programs (consisting of 35,900 total units including 33,700 rent restricted affordable units). Actively helped our customers in 2022 Supporting our Customers • Reimagined Wells Fargo Mobile® app for consumer and small business customers – 28.3 million mobile active customers1 – 6.6 billion mobile logins • Launched two credit cards – Wells Fargo AutographSM: our new reward card which provides 3x points across top spending categories of travel, dining, and streaming services – BILT Mastercard®: allows renters to earn rewards on rental payments which can be used towards a down payment on a home purchase • Relaunched Intuitive Investor®, a digitally automated investment platform, making it easier for customers to invest with a streamlined account opening and a lower minimum investment requirement of $500 • Introduced Wells Fargo Premier, a new integrated banking, lending and investment offering oriented towards the complex financial needs of our affluent clients • Launched Wells Fargo Vantage℠, a one-stop-shop digital banking experience for commercial and corporate clients which allows for the customization and personalization of the client experience • Continued the development of payment APIs for commercial and corporate clients, invested in solutions to support our financial institution clients, and began developing digital commercial lending solutions New Digital and Product Offerings 1. Mobile active customers is the number of consumer and small business customers who have logged on via a mobile device in the prior 90 days.

34Q22 Financial Results • Published the Wells Fargo CO2eMissionSM, a climate alignment and target- setting methodology for our financing portfolios, and set the first interim financed emissions targets for the Oil & Gas and Power sectors • Issued our second sustainability bond, the Inclusive Communities and Climate Bond, raising $2 billion in capital to support housing affordability, economic opportunity, renewable energy and clean transportation • Published our first sustainable finance progress report highlighting the $68 billion in financing towards sustainable activities and businesses which is 14% of our $500 billion goal • From the inception of our Renewable Energy & Environmental Finance (REEF) Group in 2005 to September 2022, REEF provided over $14.4 billion in financing to ~12% of the utility-scale wind and solar capacity in the U.S.1 • Published inaugural Diversity, Equity and Inclusion (DE&I) Report highlighting internal progress and external work supporting underserved communities • Continued efforts to sustain and grow employee-focused initiatives: – Completed inaugural Building Organizational Leadership Diversity (BOLD) program and launched the next cohort of participants – Continued the GLIDE – Relaunch returnship program hosting two cohorts with 105 fellows hired in 2022 with an overall cohort diversity rate of 87%2. Converted 88% of program hires into full-time employment upon program completion • Expanded on-demand DE&I training to all employees • Spent more than $1 billion with certified diverse suppliers Actively helped our customers, communities and employees in 2022 • Donated approximately $300 million to over 3,400 nonprofits in support of housing, small business, financial health, sustainability and other community needs – Included ~$15 million in grants to support sustainability-related philanthropic efforts • Strengthened local communities through ~ 700,000 hours of volunteer service from Wells Fargo employees • Launched $60 million Wealth Opportunities Restored through Homeownership (WORTH) program which aims to create 40,000 homebuyers of color in eight markets across the U.S. • Started Growing Diverse Housing Developers, a $40 million initiative to increase affordable housing supply and grow success of diverse housing developers • Collaborated with the National Urban League on new five-year Diverse Appraiser Program to increase diversity in the home appraiser industry in Charlotte, Atlanta and Houston • Continued support for our Open for Business Fund helping small business owners acquire commercial property, equipment and other upgrades • Distributed more than $22 million in grants for financial coaching to help people build savings, reduce debt, acquire assets, and improve credit • Expanded our business coaching and mentoring program with the Nasdaq Entrepreneurial Center to reach 1,200 women-owned small businesses Additional Actions to Support Our Communities Amounts in the bullets are for full year 2022, unless otherwise noted. 1. Source: US Energy Information Administration (EIA). Monthly Electricity Report. 2. 73% diverse by gender, 63% diverse by race/ethnicity and 3% diverse by veteran status. Supporting Sustainability Supporting Diversity, Equity and Inclusion (DE&I)

4Q22 results

WELLS FARGO

Financial Results

ROE: 6.4%
ROTCE: 7.6%[1]
Efficiency ratio: 82%[2]

- Net income of $2.9 billion, or $0.67 per diluted common share. Results included:

($ in millions, except EPS)	**Pre-tax Income**	**EPS**
Litigation, regulatory, and customer remediation matters, primarily related to a variety of previously disclosed historical matters	($3,287)	($0.70)
Impairments of equity securities predominantly in our affiliated venture capital business[6]	(1,050)	(0.15)
Severance expense, primarily in Home Lending	(353)	(0.07)
Discrete tax benefits	510	0.13

- Revenue of $19.7 billion, down 6%
  - Businesses divested in 2021 accounted for $1.1 billion of revenue in 4Q21, including $943 million in net gains on sales
- Noninterest expense of $16.2 billion, up 23%
  - Businesses divested in 2021 accounted for ~$186 million of noninterest expense in 4Q21
- Effective income tax rate of (4.6)% included $510 million of discrete tax benefits related to interest on overpayments in prior years
- Average loans of $948.5 billion, up 8%
- Average deposits of $1.4 trillion, down 6%

Credit Quality

- Provision for credit losses of $957 million
  - Total net charge-offs of $560 million, up $137 million, with net loan charge-offs of 0.23% of average loans (annualized)
  - Allowance for credit losses of $13.6 billion, down $179 million from 4Q21 and included a $397 million increase in 4Q22

Capital and Liquidity

CET1 ratio: 10.6%[3]
LCR: 122%[4]
TLAC ratio: 23.3%[5]

- Common Equity Tier 1 (CET1) capital of $133.5 billion[3]
- CET1 ratio of 10.6% under the Standardized Approach and 12.0% under the Advanced Approach[3]

Comparisons in the bullet points are for 4Q22 versus 4Q21, unless otherwise noted.

1. Tangible common equity and return on average tangible common equity (ROTCE) are non-GAAP financial measures. For additional information, including a corresponding reconciliation to GAAP financial measures, see the "Tangible Common Equity" table on page 23.
2. The efficiency ratio is noninterest expense divided by total revenue.
3. The Common Equity Tier 1 (CET1) ratio calculated under the Standardized Approach is our binding CET1 ratio. See page 25 for additional information regarding CET1 capital and ratios. CET1 is a preliminary estimate.
4. Liquidity coverage ratio (LCR) represents average high-quality liquid assets divided by average projected net cash outflows, as each is defined under the LCR rule. LCR is a preliminary estimate.
5. Represents TLAC divided by risk-weighted assets (RWAs), which is our binding TLAC ratio, determined by using the greater of RWAs under the Standardized and Advanced Approaches. TLAC is a preliminary estimate.
6. Impairments of equity securities, net of noncontrolling interests = $749 million.

4Q22 Financial Results

4

Capital

WELLS FARGO

Common Equity Tier 1 Ratio under the Standardized Approach[1]


11.4%
10.5%
10.4%
10.3%
10.6%
9.2% Regulatory Minimum and Buffers[2]
4Q21
1Q22
2Q22
3Q22
4Q22 Estimated

Capital Position

- Common Equity Tier 1 (CET1) ratio of 10.6%[1] at December 31, 2022 remained above our regulatory minimum and buffers of 9.2%[2]
- CET1 ratio down ~80 bps from 4Q21 and reflected:
  - Decline in accumulated other comprehensive income driven by higher interest rates and wider agency mortgage-backed securities spreads resulted in a decline in the CET1 ratio of 85 bps

Capital Return

- Period-end common shares outstanding down 52.0 million, or 1%, year-over-year (YoY)
- 4Q22 common stock dividend of $0.30 per share
- Issued 38.5 million shares of common stock in 4Q22 predominantly associated with annual company contributions to our 401(k) plan
- No common stock repurchases in 4Q22; we currently expect to resume common stock repurchases in 1Q23

Total Loss Absorbing Capacity (TLAC)

- As of December 31, 2022, our TLAC as a percentage of total risk-weighted assets was 23.3%[3] compared with the required minimum of 21.5%

1. The Common Equity Tier 1 (CET1) ratio calculated under the Standardized Approach is our binding CET1 ratio. See page 25 for additional information regarding CET1 capital and ratios. 4Q22 CET1 is a preliminary estimate.
2. Includes a 4.50% minimum requirement, a stress capital buffer of 3.20%, and a G-SIB capital surcharge of 1.50%.
3. Represents TLAC divided by risk-weighted assets (RWAs), which is our binding TLAC ratio, determined by using the greater of RWAs under the Standardized and Advanced Approaches. TLAC is a preliminary estimate.

4Q22 Financial Results

5

4Q22 earnings

WELLS FARGO

$ in millions (mm), except per share data	Quarter ended			$ Change from		Year ended		$ Change from
	4Q22	3Q22	4Q21	3Q22	4Q21	2022	2021	2021
Net interest income	$13,433	12,098	9,262	$1,335	4,171	$44,950	35,779	$9,171
Noninterest income	6,227	7,407	11,594	(1,180)	(5,367)	28,835	42,713	(13,878)
Total revenue	19,660	19,505	20,856	155	(1,196)	73,785	78,492	(4,707)
Net charge-offs	560	399	423	161	137	1,609	1,582	27
Change in the allowance for credit losses	397	385	(875)	12	1,272	(75)	(5,737)	5,662
Provision for credit losses	957	784	(452)	173	1,409	1,534	(4,155)	5,689
Noninterest expense	16,202	14,327	13,198	1,875	3,004	57,282	53,831	3,451
Pre-tax income	2,501	4,394	8,110	(1,893)	(5,609)	14,969	28,816	(13,847)
Income tax expense (benefit)	(127)	894	1,711	(1,021)	(1,838)	2,087	5,578	(3,491)
Effective income tax rate (%)	*(4.6)%*	*20.2*	*22.8*	(2,486) bps	(2,747)	*13.7 %*	*20.6*	(690) bps
Net income	**$2,864**	**3,528**	**5,750**	**($664)**	**(2,886)**	**$13,182**	**21,548**	**($8,366)**
Diluted earnings per common share	$0.67	0.85	1.38	($0.18)	(0.71)	$3.14	4.95	($1.81)
Diluted average common shares (# mm)	3,832.7	3,825.1	3,964.7	8	(132)	3,837.0	4,096.2	(259)
Return on equity (ROE)	6.4 %	8.0	12.8	(161) bps	(645)	7.5 %	12.0	(446) bps
Return on average tangible common equity (ROTCE)[1]	7.6	9.6	15.3	(194)	(764)	9.0	14.3	(534)
Efficiency ratio	82	73	63	896	1,914	78	69	905

1. Tangible common equity and return on average tangible common equity are non-GAAP financial measures. For additional information, including a corresponding reconciliation to GAAP financial measures, see the "Tangible Common Equity" table on page 23.

4Q22 Financial Results

6

74Q22 Financial Results Credit quality • Commercial net loan charge-offs up $73 million to 6 bps of average loans (annualized) • Consumer net loan charge-offs up $88 million to 48 bps of average loans (annualized) driven by a $72 million increase in net loan charge-offs in credit card • Nonperforming assets increased $51 million, or 1%, as higher commercial real estate nonaccrual loans were partially offset by lower residential mortgage nonaccrual loans Provision for Credit Losses and Net Charge-offs ($ in millions) Allowance for Credit Losses for Loans ($ in millions) • Allowance for credit losses for loans increased primarily reflecting loan growth, as well as a less favorable economic environment – Allowance coverage for total loans up 2 bps from 3Q22 and down 12 bps from 4Q21 Comparisons in the bullet points are for 4Q22 versus 3Q22, unless otherwise noted. (452) (787) 580 784 957 423 305 345 399 560 Provision for Credit Losses Net Charge-offs Net Loan Charge-off Ratio 4Q21 1Q22 2Q22 3Q22 4Q22 13,788 12,681 12,884 13,225 13,609 7,791 7,148 7,082 6,991 6,956 5,997 5,533 5,802 6,234 6,653 Commercial Consumer Allowance coverage for total loans 4Q21 1Q22 2Q22 3Q22 4Q22 0.19% 0.14% 0.17%0.15% 0.23% 1.39% 1.54% 1.37% 1.40% 1.42%

Loans and deposits

WELLS FARGO

Average Loans Outstanding *($ in billions)*



875.0
898.0
926.6
945.5
948.5
379.5
381.9
389.1
394.3
396.3
3.32%
3.25%
3.52%
4.28%
5.13%
495.6
516.1
537.5
551.2
552.2
Commercial Loans
Consumer Loans
Total Average Loan Yield
4Q21
1Q22
2Q22
3Q22
4Q22

- Average loans up $73.5 billion, or 8%, YoY, and up $3.1 billion from 3Q22 driven by higher credit card loans and higher residential mortgage loans
- Total average loan yield of 5.13%, up 181 bps YoY and up 85 bps from 3Q22 reflecting the impact of higher interest rates
- Period-end loans up $60.5 billion, or 7%, YoY, and up $10.0 billion, or 1%, from 3Q22 driven by higher commercial & industrial loans and higher credit card loans

Period-End Loans Outstanding *($ in billions)*

		4Q22	vs 3Q22	vs 4Q21
Commercial	$	557.5	1 %	9 %
Consumer		398.4	1 %	4 %
Total loans	**$**	**955.9**	**1 %**	**7 %**

Average Deposits and Rates *($ in billions)*



1,470.0
1,464.1
1,445.8
1,407.9
1,380.5
34.9
27.1
20.3
24.4
42.1
180.9
185.8
173.7
158.4
142.2
182.1
169.2
164.9
156.8
156.2
207.7
200.7
188.3
180.2
175.4
864.4
881.3
898.6
888.1
864.6
Corporate
Wealth and Investment Management
Corporate and Investment Banking
Commercial Banking
Consumer Banking and Lending
4Q21
1Q22
2Q22
3Q22
4Q22

- Average deposits down $89.5 billion, or 6%, YoY, and down $27.4 billion, or 2%, from 3Q22 predominantly reflecting consumer deposit outflows
- Average deposit cost of 46 bps, up 32 bps from 3Q22 driven by higher deposit costs across all operating segments in response to rising interest rates

Average Deposit Cost

4Q21	1Q22	2Q22	3Q22	4Q22
0.02%	0.03%	0.04%	0.14%	0.46%

4Q22 Financial Results

8

94Q22 Financial Results 9,262 9,221 10,198 12,098 13,433 Net Interest Income Net Interest Margin (NIM) on a taxable-equivalent basis 4Q21 1Q22 2Q22 3Q22 4Q22 3.14% Net interest income • Net interest income up $4.2 billion, or 45%, from 4Q21 primarily due to the impact of higher interest rates, higher loan balances, and lower mortgage- backed securities (MBS) premium amortization – 4Q22 MBS premium amortization was $174 million vs. $477 million in 4Q21 and $230 million in 3Q22 • Net interest income up $1.3 billion, or 11%, from 3Q22 primarily due to the impact of higher interest rates Net Interest Income ($ in millions) 2.11% 2.16% 2.39% 2.83% 1. Includes taxable-equivalent adjustments predominantly related to tax-exempt income on certain loans and securities. 1

Noninterest expense

WELLS FARGO

Noninterest Expense *($ in millions)*


13,198
512
4,211
8,475
4Q21[1]
13,870
673
3,926
9,271
1Q22
12,883
576
3,865
8,442
2Q22
14,327
2,218
3,897
8,212
3Q22
16,202
3,517
4,270
8,415
4Q22
Operating Losses
Non-personnel Expense
Personnel Expense

Headcount *(Period-end, '000s)*

4Q21	1Q22	2Q22	3Q22	4Q22
249	247	244	239	239

Reasonably possible losses in excess of our accrual for legal actions

- Our current estimate of the high end of the range of reasonably possible losses in excess of our accrual for legal actions as of December 31, 2022, is ~$1.4 billion[2], down ~$2.3 billion from the ~$3.7 billion as of September 30, 2022

- Noninterest expense up $3.0 billion, or 23%, from 4Q21
  - Operating losses up $3.0 billion reflecting $3.3 billion primarily related to a variety of previously disclosed historical matters, including litigation, regulatory, and customer remediation matters
  - Other expenses of $12.7 billion were stable
    - Personnel expense down $60 million, or 1%, primarily reflecting lower revenue-related compensation, as well as the impact of efficiency initiatives and lower expense from business divestitures, partially offset by $353 million in severance expense primarily in Home Lending
    - Non-personnel expense up $59 million, or 1%
- Noninterest expense up $1.9 billion, or 13%, from 3Q22
  - Operating losses up $1.3 billion reflecting $3.3 billion primarily related to a variety of previously disclosed historical matters, including litigation, regulatory, and customer remediation matters
  - Other expenses of $12.7 billion, up $576 million, or 5%
    - Personnel expense up $203 million, or 2%, and included $353 million in severance expense primarily in Home Lending, partially offset by lower revenue-related expense, as well as the impact of efficiency initiatives
    - Non-personnel expense up $373 million driven by typically higher 4Q expense in professional and outside services, technology, telecommunications and equipment, and advertising and promotion, as well as higher travel and entertainment expense

1. 4Q21 noninterest expense included approximately $100 million of operating expenses associated with our Corporate Trust Services business and Wells Fargo Asset Management, which were sold on November 1, 2021. The approximately $100 million excludes expenses attributable to transition services agreements and corporate overhead.
2. The amount for December 31, 2022, will be updated at the time of the filing of our Form 10-K in February and may change.

4Q22 Financial Results

10

Consumer Banking and Lending

WELLS FARGO

Summary Financials

$ in millions (mm)		4Q22	vs. 3Q22	vs. 4Q21
Revenue by line of business:				
Consumer and Small Business Banking (CSBB)		$6,608	$376	1,736
Consumer Lending:				
Home Lending		786	(187)	(1,057)
Credit Card		1,353	4	82
Auto		413	(10)	(57)
Personal Lending		303	3	26
Total revenue		**9,463**	**186**	**730**
Provision for credit losses		936	19	810
Noninterest expense		7,088	330	962
Pre-tax income		1,439	(163)	(1,042)
Net income		**$1,077**	**($124)**	**(785)**

Selected Metrics

		4Q22	3Q22	4Q21
Return on allocated capital[1]		8.3 %	9.4	14.8
Efficiency ratio[2]		75	73	70
Retail bank branches	#	4,598	4,612	4,777
Digital (online and mobile) active customers[3] (mm)		33.5	33.6	33.0
Mobile active customers[3] (mm)		28.3	28.3	27.3

- Total revenue up 8% YoY and up 2% from 3Q22
  - CSBB up 36% YoY driven by the impact of higher interest rates; up 6% from 3Q22 as higher net interest income was partially offset by lower deposit-related fees reflecting our efforts to help customers avoid overdraft fees
  - Home Lending down 57% YoY on lower mortgage banking income driven by lower originations and gain on sale margins, as well as lower revenue from the resecuritization of loans purchased from securitization pools; down 19% from 3Q22 on lower revenue from the resecuritization of loans purchased from securitization pools, as well as lower mortgage originations and gain on sale margins
  - Credit Card up 6% YoY on higher loan balances, including the impact of higher point of sale volume and new product launches
  - Auto down 12% YoY due to loan spread compression and lower loan balances
  - Personal Lending up 9% YoY on higher loan balances, partially offset by loan spread compression
- Noninterest expense up 16% YoY and up 5% from 3Q22 as higher operating losses and severance expense of $305 million were partially offset by lower revenue-related compensation in Home Lending, as well as the impact of efficiency initiatives

Average Balances and Selected Credit Metrics

$ in billions	4Q22	3Q22	4Q21
Balances			
Loans	$338.0	335.6	325.4
Deposits	864.6	888.0	864.4
Credit Performance			
Net charge-offs as a % of average loans	0.62 %	0.51	0.50

1. Return on allocated capital is segment net income (loss) applicable to common stock divided by segment average allocated capital. Segment net income (loss) applicable to common stock is segment net income (loss) less allocated preferred stock dividends.
2. Efficiency ratio is segment noninterest expense divided by segment total revenue.
3. Digital and mobile active customers is the number of consumer and small business customers who have logged on via a digital or mobile device, respectively, in the prior 90 days.

4Q22 Financial Results

11

124Q22 Financial Results Consumer Banking and Lending Mortgage Loan Originations ($ in billions) Auto Loan Originations ($ in billions) Credit Card POS Volume ($ in billions) Debit Card Point of Sale (POS) Volume and Transactions1 1. Debit card purchase volume and transactions reflect combined activity for both consumer and business debit card purchases. 48.1 37.9 34.1 21.5 14.632.8 24.1 19.6 12.4 8.2 15.3 13.8 14.5 9.1 6.4 Retail Correspondent Refinances as a % of Originations 4Q21 1Q22 2Q22 3Q22 4Q22 122.4 115.0 125.2 122.4 124.0 POS Volume ($ in billions) POS Transactions (billions) 4Q21 1Q22 2Q22 3Q22 4Q22 9.4 7.3 5.4 5.4 5.0 4Q21 1Q22 2Q22 3Q22 4Q22 27.5 26.0 30.1 30.7 32.3 4Q21 1Q22 2Q22 3Q22 4Q22 2.5 2.3 2.5 2.5 2.5 59% 56% 28% 16% 13%

134Q22 Financial Results Commercial Banking • Total revenue up 38% YoY and up 7% from 3Q22 – Middle Market Banking revenue up 78% YoY primarily due to the impact of higher interest rates and higher loan balances, partially offset by lower deposit balances and lower deposit-related fees driven by the impact of higher earnings credit rates (ECRs), which result in lower fees for commercial customers; up 16% from 3Q22 due to the impact of higher interest rates and higher loan balances, partially offset by higher ECRs and lower deposit balances – Asset-Based Lending and Leasing revenue down 4% YoY and down 7% from 3Q22 driven by lower net gains from equity securities, partially offset by loan growth • Noninterest expense up 9% YoY primarily due to higher personnel expense and operating losses, partially offset by the impact of efficiency initiatives Summary Financials $ in millions 4Q22 vs. 3Q22 vs. 4Q21 Revenue by line of business: Middle Market Banking $2,076 $283 909 Asset-Based Lending and Leasing 1,073 (86) (44) Total revenue 3,149 197 865 Provision for credit losses (43) 125 341 Noninterest expense 1,523 (3) 130 Pre-tax income 1,669 75 394 Net income $1,238 $56 284 Selected Metrics 4Q22 3Q22 4Q21 Return on allocated capital 24.2% 23.1 18.5 Efficiency ratio 48 52 61 Average loans by line of business ($ in billions) Middle Market Banking $119.7 117.0 103.6 Asset-Based Lending and Leasing 98.7 92.0 81.0 Total loans $218.4 209.0 184.6 Average deposits 175.4 180.2 207.7

Corporate and Investment Banking

WELLS FARGO

Summary Financials

$ in millions	4Q22	vs. 3Q22	vs. 4Q21
Revenue by line of business:			
Banking:			
Lending	$593	$13	74
Treasury Management and Payments	738	68	365
Investment Banking	317	(19)	(147)
Total Banking	1,648	62	292
Commercial Real Estate	1,267	55	172
Markets:			
Fixed Income, Currencies and Commodities (FICC)	935	21	141
Equities	279	(37)	74
Credit Adjustment (CVA/DVA) and Other	(35)	(52)	(48)
Total Markets	1,179	(68)	167
Other	45	30	(4)
Total revenue	**4,139**	**79**	**627**
Provision for credit losses	41	9	235
Noninterest expense	1,837	(63)	72
Pre-tax income	2,261	133	320
Net income	**$1,692**	**$100**	**238**

Selected Metrics

	4Q22	3Q22	4Q21
Return on allocated capital	17.7 %	16.6	16.0
Efficiency ratio	44	47	50

- Total revenue up 18% YoY and up 2% from 3Q22
  - Banking revenue up 22% YoY driven by stronger treasury management results due to the impact of higher interest rates and higher lending revenue on higher loan balances, partially offset by lower investment banking fees reflecting lower market activity; up 4% from 3Q22 predominantly driven by stronger treasury management results reflecting higher interest rates, partially offset by lower investment banking fees
  - Commercial Real Estate revenue up 16% YoY driven by higher loan balances and the impact of higher interest rates; up 5% from 3Q22 predominantly driven by stronger lending results and treasury management results, partially offset by lower commercial mortgage-backed securities gain on sale margins and volumes
  - Markets revenue up 17% YoY driven by higher trading revenue in equities, rates and commodities, foreign exchange, and municipal products; down 5% from 3Q22 reflecting lower equities and credit products trading revenue, partially offset by higher trading revenue in municipal products
- Noninterest expense up 4% YoY driven by higher operating costs and salaries expense, partially offset by the impact of efficiency initiatives; down 3% from 3Q22 on lower personnel expense and lower operating costs

Average Balances *($ in billions)*

Loans by line of business	**4Q22**	**3Q22**	**4Q21**
Banking	$104.2	109.9	101.6
Commercial Real Estate	137.7	137.6	116.6
Markets	56.4	58.7	53.8
Total loans	$298.3	306.2	272.0
Deposits	156.2	156.8	182.1
Trading-related assets	189.2	184.5	195.9

4Q22 Financial Results

14

Wealth and Investment Management

WELLS FARGO

Summary Financials

$ in millions	4Q22	vs. 3Q22	vs. 4Q21
Net interest income	$1,124	$36	458
Noninterest income	2,571	(6)	(411)
Total revenue	**3,695**	**30**	**47**
Provision for credit losses	11	3	14
Noninterest expense	2,731	(65)	(167)
Pre-tax income	953	92	200
Net income	**$715**	**$76**	**151**

Selected Metrics *($ in billions, unless otherwise noted)*

	4Q22	3Q22	4Q21
Return on allocated capital	31.9 %	28.4	25.0
Efficiency ratio	74	76	79
Average loans	$84.8	85.5	84.0
Average deposits	142.2	158.4	180.9
Client assets			
Advisory assets	797	756	964
Other brokerage assets and deposits	1,064	1,003	1,219
Total client assets	$1,861	1,759	2,183
Annualized revenue per advisor *($ in thousands)*[1]	1,230	1,212	1,171
Total financial and wealth advisors	12,027	12,011	12,367

- Total revenue up 1% YoY and up 1% from 3Q22
  - Net interest income up 69% YoY and up 3% from 3Q22 driven by the impact of higher interest rates, partially offset by lower deposit balances as customers continued to reallocate cash into higher yielding alternatives
  - Noninterest income down 14% YoY on lower asset-based fees driven by a decrease in market valuations
- Noninterest expense down 6% YoY and down 2% from 3Q22 reflecting lower revenue-related compensation and the impact of efficiency initiatives

1. Represents annualized segment total revenue divided by average total financial and wealth advisors for the period.

4Q22 Financial Results

15

Corporate

WELLS FARGO

Summary Financials

$ in millions	4Q22	vs. 3Q22	vs. 4Q21
Net interest income	$78	$326	498
Noninterest income	(367)	(651)	(3,907)
Total revenue	**(289)**	**(325)**	**(3,409)**
Provision for credit losses	12	17	9
Noninterest expense	3,023	1,676	2,007
Pre-tax income	(3,324)	(2,018)	(5,425)
Income tax expense (benefit)	(1,227)	(1,038)	(1,765)
Less: Net income from noncontrolling interests	(239)	(208)	(886)
Net loss	**($1,858)**	**($772)**	**(2,774)**

- Net interest income up YoY due to the impact of higher interest rates
  - Business divestitures in 2021 accounted for $27 million of net interest income in 4Q21
- Noninterest income down YoY due to lower results in our affiliated venture capital and private equity businesses, including $1.0 billion of impairments of equity securities in 4Q22 driven by market conditions, and net gains in 4Q21 from the sales of our Corporate Trust Services business and Wells Fargo Asset Management, partially offset by the impairment of certain leased rail cars in 4Q21
  - Business divestitures in 2021 accounted for $1.1 billion of noninterest income in 4Q21, including a $674 million net gain on the sale of our Corporate Trust Services business and a $269 million net gain on the sale of Wells Fargo Asset Management
- Noninterest expense up YoY due to higher operating losses, partially offset by the impact of business divestitures
  - Business divestitures in 2021 accounted for ~$186 million of noninterest expense in 4Q21

4Q22 Financial Results

16

2023 net interest income considerations

WELLS FARGO

2023 Net Interest Income Considerations

($ in billions)


Potential for a ~10% increase
$45.0
GAAP Full Year 2022
Rates/Repricing
Balance Sheet/Mix
CIB Markets NII
Full Year 2023

- 2023 net interest income could potentially be ~ 10% higher than the full year 2022 level of $45.0 billion
  - Based on recent implied forward rates

Forward Rate Curve as of 1/9/23

Average rates	1Q23	2Q23	3Q23	4Q23
Fed Funds	4.72 %	5.06	5.05	4.80
10-year Treasury	3.52	3.50	3.48	3.47

  - Balance sheet/mix expectations driven by deposit run-off and mix shift, partially offset by modest loan growth
  - Expected decline in CIB Markets net interest income due to higher funding costs, partially offset by an increase in net trading gains in noninterest income
  - Expectations assume the asset cap will remain in place for 2023
- Net interest income performance will ultimately be determined by a variety of factors, many of which are uncertain, including the absolute level of rates and the shape of the yield curve; deposit balances, mix and pricing; and loan demand

4Q22 Financial Results

17

2023 expense expectations

Building the right risk and control infrastructure to strengthen our Company remains our top priority

WELLS FARGO

2023 Expense Expectations (Excluding Operating Losses)



($ in billions)
$57.3
(7.0)
2022 Operating Losses
$50.3
1.0
Expected merit increases, FDIC expense
(0.1)
Expected revenue-related expense
(1.0)
Expected net expense reduction
~$50.2
2022 Expense
2022 Expense (excluding operating losses)
2023 Outlook (excluding operating losses)

Expected net expense reduction details



$(3.2)
1.7
0.5
Identified efficiency initiatives
Incremental Investments
Other

- 2023 expense expectations (excluding operating losses)
  - Merit increases including inflationary pressures; FDIC expense increase from higher FDIC surcharge (~+$250 million)
  - Lower revenue-related expense driven primarily by decreases in Home Lending; Wealth and Investment Management revenue-related expense assumed flat at current market levels
  - Incremental investments primarily related to personnel investments (largely in Technology, Corporate & Investment Banking, and Commercial Banking) and higher marketing spend in Consumer Banking and Lending
- Efficiency initiatives
  - Delivered on commitment of ~$7.5 billion of gross expense saves in 2021-2022
  - 2023 opportunities include:
    - Consumer Banking – branch footprint and staffing
    - Technology driven efficiencies – streamline operations and increase automation
    - Consumer Lending – optimization of Home Lending
    - Real estate – incremental ~5% reduction in office real estate
    - Focus on third party spending
  - Continue to see more opportunities past 2023
- Operating losses (not included in 2023 outlook)
  - Currently anticipate ~$1.3 billion of ongoing business-related operating losses in 2023, such as fraud, theft and other business as usual losses
  - As previously disclosed, we have outstanding litigation, regulatory, and customer remediation matters that could impact operating losses

4Q22 Financial Results

18

Areas of focus for 2023 investments

WELLS FARGO

Risk and Controls

Continuing to build the right risk and control infrastructure to strengthen our Company remains our top priority

- Continued upgrading of our risk management infrastructure and remediating legacy regulatory issues

Digital

Building experiences for customers that are streamlined, intuitive and transparent

- For consumers, improvements such as:
  - Further enhancements to *Wells Fargo Mobile*® app
  - *Fargo*, a financial digital assistant
  - *LifeSync*, a comprehensive advice platform
  - *Intuitive Investor*®, automated investment platform
- For commercial clients, additional enhancements to Wells Fargo *Vantage*℠

Payments Products

Improving payments products which are at the heart of our customers' daily financial activities

- Credit card -- including new products and service enhancements and additional marketing, e.g., latest launch of *Autograph*℠
- Digital lending experiences such as *Flex Loan*
- Global treasury services for commercial clients
- Digital and real-time payment capabilities

Client Coverage

Investing to support our customers

- Targeted Investment Banking coverage and product hires
- Focused buildout of coverage in under penetrated markets in Commercial Banking
- Attract experienced Financial Advisors and enhance the comprehensive tools they use to support customers

Technology

Continuing to transform our tech platforms

- Allowing customers and clients to experience the bank as one company by a streamlined banking platform
- Moving more applications to public/private cloud to increase scalability and improve speed to market
- Consolidation of our data center footprint
- Continued investment in cybersecurity

Operations and Branches

Automating and upgrading our physical presence and operations processes to drive efficiency and better customer service

- Operations improvements include contact center upgrades, automated fraud detection and claims handling
- Renovation of existing branch footprint to help improve customer experience
- Optimize ATM technology and footprint
- Strengthen marketing capabilities to drive new account acquisition for consumer customers

4Q22 Financial Results

19

4Q22 Return on tangible common equity (ROTCE)[1]


4Q22 ROTCE[2]
8%
8%
~16%
9%
8%
Excluded 4Q22 notable items[3]
As reported
4Q22 ROTCE
4Q22 Adjusted ROTCE[4]

- 4Q22 ROE of 6%; 4Q22 ROTCE of 8%[1]
- 4Q22 adjusted ROTCE[4] excluded the following notable items[3]:
  - $3.3 billion of operating losses related to litigation, regulatory, and customer remediation matters
  - Elevated impairments of equity securities, severance and discrete tax benefits
- Other factors to consider:
  - Net interest income was higher than our long-term expectations due to interest rates, funding balances, mix, and pricing
  - Net loan charge-off levels were below our long-term expectations
- As a result, we believe we have additional work to do to achieve our medium-term ROTCE goal on a sustainable basis

1. Tangible common equity and return on average tangible common equity are non-GAAP financial measures. For additional information, including a corresponding reconciliation to GAAP financial measures, see the "Tangible Common Equity" table on page 23.
2. Numbers in the chart do not add to the total due to rounding.
3. 4Q22 notable items included $3.3 billion of operating losses related to litigation, regulatory, and customer remediation matters; $1.0 billion of impairments of equity securities; $353 million of severance expense; and $510 million of discrete tax benefits. For additional information on notable items, see pages 4 and 24.
4. Adjusted return on average tangible common equity is a non-GAAP financial measure. For additional information, including a corresponding reconciliation to GAAP financial measures, see the "Tangible Common Equity" tables on pages 23-24.

4Q22 Financial Results

20

Path to higher returns

WELLS FARGO

Progress since 4Q20

- On our 4Q20 earnings call we laid out a path to higher returns; ROTCE in 4Q20 was 8%[1]
- We executed on our efficiency initiatives outlined on our 4Q20 earnings call
  - Delivered ~$7.5 billion of gross expense saves
  - Reduced headcount by nearly 30,000, or 11%
- We executed on our capital return outlined on our 4Q20 earnings call
  - Returned $16 billion in net common stock repurchases
  - Increased our common stock dividend from $0.10 per share to $0.30 per share

Path to medium-term ROTCE

- Clear, achievable path to a sustainable ~15% ROTCE in the medium-term; requires:
  - Capital optimization and continued progress on efficiency initiatives
    - Capital return and redeploying capital to higher returning products and businesses
    - Improving the efficiency ratios of our operating segments and underlying businesses
  - Returns on growth-related investments
    - Investments include:
      - Credit card
      - Improving segmentation of our customer base including a focus on the affluent strategy
      - Increase deposit and lending penetration in Wealth and Investment Management
      - Investment Banking

Longer-term ROTCE

- Continued execution on running the company in a more controlled and disciplined manner
- Our goal is for our four operating segments to produce returns comparable to our best peers

Our top priority remains continuing to build a risk and control infrastructure appropriate for the size and complexity of Wells Fargo

Note: Path to higher returns represents a hypothetical scenario.

1. Tangible common equity and return on average tangible common equity (ROTCE) are non-GAAP financial measures. For additional information, including a corresponding reconciliation to GAAP financial measures, see the "Tangible Common Equity" table on page 23.

4Q22 Financial Results

21

Appendix

Tangible Common Equity

WELLS FARGO

Wells Fargo & Company and Subsidiaries
TANGIBLE COMMON EQUITY

We also evaluate our business based on certain ratios that utilize tangible common equity. Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, goodwill, certain identifiable intangible assets (other than MSRs) and goodwill and other intangibles on investments in consolidated portfolio companies, net of applicable deferred taxes. One of these ratios is return on average tangible common equity (ROTCE), which represents our annualized earnings as a percentage of tangible common equity. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity, which utilizes tangible common equity, is a useful financial measure because it enables management, investors, and others to assess the Company's use of equity.

The table below provides a reconciliation of this non-GAAP financial measure to GAAP financial measures.

		Quarter ended						Year ended	
(in millions, except ratios)		**Dec 31, 2022**	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Dec 31, 2020	**Dec 31, 2022**	Dec 31, 2021
Return on average tangible common equity:									
Net income applicable to common stock	(A)	**$ 2,585**	3,250	2,839	3,393	5,470	2,741	**$ 12,067**	20,256
Average total equity		**182,549**	183,037	181,016	186,337	190,744	185,444	**183,224**	191,219
Adjustments:									
Preferred stock[1]		**(19,553)**	(20,057)	(20,057)	(20,057)	(20,267)	(21,223)	**(19,930)**	(21,151)
Additional paid-in capital on preferred stock[1]		**166**	135	135	134	120	156	**143**	137
Unearned ESOP shares[1]		**112**	646	646	646	872	875	**512**	874
Noncontrolling interests		**(2,185)**	(2,258)	(2,386)	(2,468)	(2,119)	(887)	**(2,323)**	(1,601)
Average common stockholders' equity	(B)	**161,089**	161,503	159,354	164,592	169,350	164,365	**161,626**	169,478
Adjustments:									
Goodwill		**(25,173)**	(25,177)	(25,179)	(25,180)	(25,569)	(26,390)	**(25,177)**	(26,087)
Certain identifiable intangible assets (other than MSRs)		**(160)**	(181)	(200)	(218)	(246)	(354)	**(190)**	(294)
Goodwill and other intangibles on investments in consolidated portfolio companies (included in other assets)		**(2,378)**	(2,359)	(2,304)	(2,395)	(2,309)	(1,889)	**(2,359)**	(2,226)
Applicable deferred taxes related to goodwill and other intangible assets[2]		**890**	886	877	803	848	852	**864**	867
Average tangible common equity	(C)	**$ 134,268**	134,672	132,548	137,602	142,074	136,584	**$ 134,764**	141,738
Return on average common stockholders' equity (ROE) (annualized)	(A)/(B)	**6.4 %**	8.0	7.1	8.4	12.8	6.6	**7.5 %**	12.0
Return on average tangible common equity (ROTCE) (annualized)	(A)/(C)	**7.6**	9.6	8.6	10.0	15.3	8.0	**9.0**	14.3

1. In fourth quarter 2022, we redeemed all outstanding shares of our ESOP Cumulative Convertible Preferred Stock in exchange for shares of the Company's common stock.
2. Determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period-end.

4Q22 Financial Results

23

244Q22 Financial Results Tangible Common Equity, continued Wells Fargo & Company and Subsidiaries TANGIBLE COMMON EQUITY In fourth quarter 2022, we adjusted ROTCE to consider notable items that occurred in the quarter. Management believes that adjusted ROTCE is a useful financial measure because it enables management, investors, and others to assess the Company’s use of equity considering notable items that occurred in fourth quarter 2022. The table below provides a reconciliation of this non-GAAP financial measure to GAAP financial measures. Quarter ended (in millions, except ratios) Dec 31, 2022 Return on average tangible common equity: Net income applicable to common stock (A) $ 2,585 Adjustments for notable items: Operating losses related to litigation, regulatory, and customer remediation matters 3,287 Impairments of equity securities, net of noncontrolling interests 749 Severance expense 353 Discrete tax benefits (510) Applicable tax effect related to notable items1 (892) Adjusted net income applicable to common stock (B) 5,572 Average total equity 182,549 Adjustments: Preferred stock2 (19,553) Additional paid-in capital on preferred stock2 166 Unearned ESOP shares2 112 Noncontrolling interests (2,185) Average common stockholders’ equity (C) 161,089 Adjustments: Goodwill (25,173) Certain identifiable intangible assets (other than MSRs) (160) Goodwill and other intangibles on investments in consolidated portfolio companies (included in other assets) (2,378) Applicable deferred taxes related to goodwill and other intangible assets3 890 Average tangible common equity (D) $ 134,268 Return on average common stockholders’ equity (ROE) (annualized) (A)/(C) 6.4 % Return on average tangible common equity (ROTCE) (annualized) (A)/(D) 7.6 Adjusted return on average tangible common equity (adjusted ROTCE) (annualized) (B)/(D) 16.5 1. Determined by applying the combined federal statutory rate and composite state income tax rates to notable items in fourth quarter 2022. 2. In fourth quarter 2022, we redeemed all outstanding shares of our ESOP Cumulative Convertible Preferred Stock in exchange for shares of the Company’s common stock. 3. Determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period-end.

Common Equity Tier 1 under Basel III

WELLS FARGO

Wells Fargo & Company and Subsidiaries

RISK-BASED CAPITAL RATIOS UNDER BASEL III[1]

(in billions, except ratio)			Estimated Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021
Total equity		$	**181.9**	178.4	179.8	181.7	190.1
Adjustments:							
Preferred stock[2]			**(19.4)**	(20.1)	(20.1)	(20.1)	(20.1)
Additional paid-in capital on preferred stock[2]			**0.1**	0.1	0.2	0.1	0.1
Unearned ESOP shares[2]			**—**	0.7	0.7	0.7	0.7
Noncontrolling interests			**(2.0)**	(2.2)	(2.3)	(2.4)	(2.5)
Total common stockholders' equity			**160.6**	156.9	158.3	160.0	168.3
Adjustments:							
Goodwill			**(25.2)**	(25.2)	(25.2)	(25.2)	(25.2)
Certain identifiable intangible assets (other than MSRs)			**(0.2)**	(0.2)	(0.2)	(0.2)	(0.2)
Goodwill and other intangibles on investments in consolidated portfolio companies (included in other assets)			**(2.4)**	(2.4)	(2.3)	(2.3)	(2.4)
Applicable deferred taxes related to goodwill and other intangible assets[3]			**0.9**	0.9	0.9	0.9	0.8
Current expected credit loss (CECL) transition provision[4]			**0.2**	0.2	0.2	0.2	0.2
Other			**(0.4)**	(0.4)	(1.6)	(1.1)	(0.9)
Common Equity Tier 1	(A)	$	**133.5**	129.8	130.1	132.3	140.6
Total risk-weighted assets (RWAs) under Standardized Approach	(B)		**1,259.7**	1,255.6	1,253.6	1,265.5	1,239.0
Total RWAs under Advanced Approach	(C)		**1,112.2**	1,104.1	1,121.6	1,119.5	1,116.1
Common Equity Tier 1 to total RWAs under Standardized Approach	(A)/(B)		**10.6 %**	10.3	10.4	10.5	11.4
Common Equity Tier 1 to total RWAs under Advanced Approach	(A)/(C)		**12.0**	11.8	11.6	11.8	12.6

1. The Basel III capital rules provide for two capital frameworks (the Standardized Approach and the Advanced Approach applicable to certain institutions), and we must calculate our CET1, Tier 1 and total capital ratios under both approaches.
2. In fourth quarter 2022, we redeemed all outstanding shares of our ESOP Cumulative Convertible Preferred Stock in exchange for shares of the Company's common stock.
3. Determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period-end.
4. In second quarter 2020, the Company elected to apply a modified transition provision issued by federal banking regulators related to the impact of CECL on regulatory capital. The rule permits certain banking organizations to exclude from regulatory capital the initial adoption impact of CECL, plus 25% of the cumulative changes in the allowance for credit losses (ACL) under CECL for each period until December 31, 2021, followed by a three-year phase-out period in which the benefit is reduced by 25% in year one, 50% in year two and 75% in year three.

4Q22 Financial Results

25

264Q22 Financial Results Disclaimer and forward-looking statements Financial results reported in this document are preliminary. Final financial results and other disclosures will be reported in our Annual Report on Form 10-K for the year ended December 31, 2022, and may differ materially from the results and disclosures in this document due to, among other things, the completion of final review procedures, the occurrence of subsequent events, or the discovery of additional information. This document contains forward-looking statements. In addition, we may make forward-looking statements in our other documents filed or furnished with the Securities and Exchange Commission, and our management may make forward-looking statements orally to analysts, investors, representatives of the media and others. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “target,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can” and similar references to future periods. In particular, forward-looking statements include, but are not limited to, statements we make about: (i) the future operating or financial performance of the Company, including our outlook for future growth; (ii) our noninterest expense and efficiency ratio; (iii) future credit quality and performance, including our expectations regarding future loan losses, our allowance for credit losses, and the economic scenarios considered to develop the allowance; (iv) our expectations regarding net interest income and net interest margin; (v) loan growth or the reduction or mitigation of risk in our loan portfolios; (vi) future capital or liquidity levels, ratios or targets; (vii) the performance of our mortgage business and any related exposures; (viii) the expected outcome and impact of legal, regulatory and legislative developments, as well as our expectations regarding compliance therewith; (ix) future common stock dividends, common share repurchases and other uses of capital; (x) our targeted range for return on assets, return on equity, and return on tangible common equity; (xi) expectations regarding our effective income tax rate; (xii) the outcome of contingencies, such as legal proceedings; (xiii) environmental, social and governance related goals or commitments; and (xiv) the Company’s plans, objectives and strategies. Forward-looking statements are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions. Investors are urged to not unduly rely on forward-looking statements as actual results could differ materially from expectations. Forward- looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date. For more information about factors that could cause actual results to differ materially from expectations, refer to the “Forward-Looking Statements” discussion in Wells Fargo’s press release announcing our fourth quarter 2022 results and in our most recent Quarterly Report on Form 10-Q, as well as to Wells Fargo’s other reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021.